UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2022

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenyue
San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

(669) 275-2251

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2022, Eric Singer resigned as a member of the Board of Directors (the “Board”) of Velodyne Lidar, Inc. (“Velodyne” and the “Company”). The resignation was not the result of a disagreement with Velodyne.

Item 8.01. Other Information.

On that date, Mr, Singer entered into a Cooperation Agreement (the “Agreement”). Under the terms of the Agreement, Mr. Singer agreed to provide consultancy services relating to business, governance, strategic stockholder relations or other matters to Velodyne’s Chief Executive Officer. Mr. Singer will receive a fee of $50,000 per month for these services. The consultancy services may be terminated by the Company or Mr. Singer at any time following the six month anniversary of the Agreement. The other terms of the Agreement would otherwise generally be unaffected by the termination of the consultancy.

In addition, Mr. Singer will consult with the Nominating and Corporate Governance Committee of the Board regarding his replacement with an independent director.

During the period which ends on the later of (i) the day following the date of Velodyne’s 2023 Annual Meeting of Stockholders (taking into account any postponement or adjournment thereof) and (ii) the date either the Company or Mr. Singer terminates his consultancy with the Company, Mr. Singer (including any affiliated investment funds (“Investors”)) shall (a) cause all voting securities that are beneficially owned by the Investors to be present for quorum purposes and (b) vote, or cause to be voted, all the securities beneficially owned by them in a manner consistent with the recommendation of the Board, subject to certain exceptions.

In addition, during the term of the Agreement, Mr. Singer will be subject to certain standstill prohibitions, which include a prohibition on Mr. Singer from directly or indirectly, acquiring more than 5% of the Company’s issued and outstanding shares or taking certain other actions to influence control of the Company.

The foregoing description is qualified in its entirety by the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Important Additional Information and Where to Find It

Velodyne intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Velodyne stockholders for its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). VELODYNE STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ VELODYNE’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by Velodyne with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financials” section of Velodyne’s Investor Relations website at investors.velodynelidar.com/ or by contacting Velodyne’s Investor Relations department at investorrelations@velodyne.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Velodyne, its directors and certain of its executive officers are participants in the solicitation of proxies from Velodyne stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of Velodyne’s directors and executive officers, in Velodyne is included in Velodyne’s proxy statement on Schedule 14A for its 2021 annual meeting of stockholders, filed with the SEC on May 17, 2021, Velodyne’s Annual Report on Form 10-K for the year ended

December 31, 2021, filed with the SEC on March 1, 2022, and in Velodyne’s other reports filed with the SEC from time to time. Changes to the direct or indirect interests of Velodyne’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Beneficial Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in Velodyne will be set forth in the proxy statement for the Annual Meeting and other relevant documents to be filed with the SEC, if and when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

By:	/s/ Daniel Horwood
Daniel Horwood
General Counsel and Secretary

Date: March 14, 2022